As filed with the Securities and Exchange Commission on June 11, 2014

Registration No.  333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

THE PEP BOYS – MANNY, MOE & JACK

(Exact name of Registrant as specified in its charter)

Pennsylvania	23-0962915
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

3111 West Allegheny Avenue

Philadelphia, Pennsylvania 19132

(Address of principal executive offices) (zip code)

The Pep Boys - Manny, Moe & Jack

2014 Stock Incentive Plan

(Full title of the plan)

Brian D. Zuckerman

The Pep Boys – Manny, Moe & Jack

3111 West Allegheny Avenue

Philadelphia, Pennsylvania 19132

(Name and address of agent for service)

(215) 430-9000

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Common Stock, $1.00 par value per share	2,000,000	$10.53	(2)	$21,060,000	(2)	$2713

(1)                                 This Registration Statement covers an additional 2,000,000 shares authorized to be offered and sold under The Pep Boys – Manny, Moe & Jack 2014 Stock Incentive Plan, as amended and restated (the “Plan”).  In addition, pursuant to Rule 416(c) under the Securities Act of 1933 (the “Securities Act”), this Registration Statement covers an indeterminate number of additional shares as may hereafter be offered or issued pursuant to the Agreements to prevent dilution resulting from stock splits, stock dividends or similar transactions effected without the receipt of consideration.

(2)                                 Estimated solely for purposes of determining the registration fee, pursuant to Rule 457(h) under the Securities Act, based on the average of the high and low prices reported on the New York Stock Exchange on June 9, 2014.

Registration of Additional Securities
Incorporation of Earlier Registration Statements By Reference

The Pep Boys – Manny, Moe & Jack (the “Company”) is filing this Registration Statement on Form S-8 (the “Registration Statement”) to register an additional 2,000,000 shares of Common Stock, par value $1.00 per share, for issuance under The Pep Boys – Manny, Moe & Jack 2014 Stock Incentive Plan (formerly named The Pep Boys – Manny, Moe & Jack 2009 Stock Incentive Plan), as amended and restated as of June 11, 2014.  In accordance with General Instruction E to Form S-8, the contents of the Company’s Registration Statements on Form S-8 previously filed by with the Securities and Exchange Commission (the “Commission”) on June 23, 1999 (No. 333-81351), May 29, 2002 (No. 333-89280) and on June 24, 2009 (No. 333-160183) are incorporated in this Registration Statement by reference, except to the extent otherwise updated or modified by this Registration Statement.

PART II

Information Required in the Registration Statement

Item 3.  Incorporation of Certain Documents by Reference

The following documents filed by the Company with Commission are incorporated by reference:

(a)                                 The Company’s Annual Report on Form 10-K for the fiscal year ended February 1, 2014;

(b)                                 The Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended May 3, 2014;

(c)                                  The Company’s Current Reports on Form 8-K filed on February 3, 2014 and June 11, 2014; and

(d)                                 The description of the Registrant’s shares of common stock, $1.00 par value per share (“Common Stock”), contained in the Registrant’s Registration Statement on Form 8-A (File No. 001-03381) filed with the Commission on June 10, 1983 under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any amendment or report filed with the Commission for purposes of updating such description.

All reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this registration statement that indicates that all of the shares of Common Stock offered have been sold or that deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of the filing of such reports and documents. Unless expressly incorporated into this registration statement, a report furnished but not filed on Form 8-K shall not be incorporated by reference into this registration statement to the extent furnished but not filed.

Any statement contained herein or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 8.  Exhibits

Exhibit Number	Exhibit

23	Consent of Deloitte & Touche LLP
24	Power of Attorney. Reference is made to the signature page of this Registration Statement

SIGNATURES

Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on this 11th day of June, 2014.

THE PEP BOYS — MANNY, MOE & JACK

By:	/s/ David R. Stern
David R. Stern
EVP - Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

That the undersigned officers and directors of The Pep Boys — Manny, Moe & Jack, a Pennsylvania corporation, do hereby constitute and appoint David R. Stern and Michael R. Odell, or any one of them, the lawful attorney-in-fact and agent, each with full power and authority to do any and all acts and things and to execute any and all instruments which said attorney and agent determines may be necessary or advisable or required to enable said corporation to comply with the Securities Act, and any rules or regulation or requirements of the Commission in connection with this Registration Statement.  Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof.  This Power of Attorney may be signed in several counterparts.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities on this 11th day of June, 2014.

Signatures	Title

/s/ Michael R. Odell	President & Chief Executive Officer and Director
Michael R. Odell	(Principal Executive Officer)

/s/ David R. Stern	EVP- Chief Financial Officer (Principal Financial Officer)
David R. Stern

/s/ Sanjay Sood	VP- Chief Accounting Officer & Controller (Principal Accounting Officer)
Sanjay Sood

/s/ M. Shân Atkins	Director
M. Shân Atkins

/s/ Robert H. Hotz	Director, Chairman of the Board
Robert H. Hotz

/s/ James A. Mitarotonda	Director
James A. Mitarotonda

/s/ Robert Rosenblatt	Director
Robert Rosenblatt

/s/ Jane Scaccetti	Director
Jane Scaccetti

/s/ John T. Sweetwood	Director
John T. Sweetwood

/s/ Andrea M. Weiss	Director
Andrea M. Weiss

/s/ Nick White	Director
Nick White

EXHIBIT INDEX

Exhibit Number	Exhibit

23	Consent of Deloitte & Touche LLP